October 18, 2024

Snow Lake Resources Ltd.

242 Hargrave Street, #1700

Winnipeg, Manitoba R3C 0V1 Canada

Attention: Frank Wheatley, Chief Executive Officer

Dear Mr. Wheatley:

Reference is made to the ATM Sales Agreement, dated as of August 22, 2024 (the “ATM Agreement”), between Snow Lake Resources Ltd. (the “Company”) and ThinkEquity LLC (“ThinkEquity”). This letter (this “Amendment”) constitutes an agreement between the Company and ThinkEquity to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2. The headnote of the ATM Agreement, which precedes the provisions of the ATM Agreement, is hereby amended by amending and restating the entirety of such headnote as follows:

“Up to $2,900,000

Common Shares”

3. Section 1 of the ATM Agreement is hereby amended by amending and restating the entirety of Section 1 as follows:

“ Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, common shares (the "Placement Shares") of the Company, no par value (the "Common Shares") having an aggregate offering price of up to $2,900,000; provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of Common Shares registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company's authorized capital stock), (c) exceed the number or dollar amount of Common Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable) or (d) exceed the number or dollar amount of Common Shares for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the "Maximum Amount"). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which has been declared effective by the Securities and Exchange Commission (the "Commission"), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"), with the Commission a registration statement on Form F-3 (File No. 333-272324), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. The Company has prepared a prospectus or a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus or prospectus supplement relates to the Placement Shares to be issued from time to time by the Company (as such prospectus or prospectus supplement is amended or supplemented from time to time, the "Prospectus Supplement"). The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented, by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the "Registration Statement." The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the "Prospectus."

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the "Incorporated Documents"), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, "EDGAR").”

4. The Company and ThinkEquity hereby agree that the date hereof shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement and deliver the deliverables pursuant to Sections 7(l), 7(m), 7(n), and 7(t) of the ATM Agreement within the time periods specified in the ATM Agreement; provided that, before the Company delivers the Placement Notice or ThinkEquity sells any Placement Shares, the Company shall deliver to ThinkEquity the deliverables pursuant to Sections 7(l), 7(m), 7(n), and 7(t) of the ATM Agreement.

5. In connection with this Amendment, the Company shall reimburse ThinkEquity for its expenses in the amount of $10,000, which shall be paid on the date hereof.

6. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

7. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and ThinkEquity, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

THINKEQUITY LLC

By:
Name: Eric Lord
Title: Head of Investment Banking

Accepted and Agreed:

SNOW LAKE RESOURCES LTD.

By:
Name: Frank Wheatley
Title: Chief Executive Officer

[SIGNATURE PAGE TO LITM AMENDMENT TO ATM AGREEMENT]